UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

TREBIA ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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System1 Announces Filing of Proxy Statement with SEC in

Connection with its Proposed Business Combination with

Trebia Acquisition Corp.

LOS ANGELES, CA – September 16, 2021 – System1 (“System1” or the “Company”), a leading omnichannel customer acquisition marketing platform, and Trebia Acquisition Corp. (“TREB” or “Trebia”) (NYSE: TREB), a special purpose acquisition company formed by entities affiliated with William P. Foley II and Frank Martire Jr., announced today that Trebia has filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement (“Proxy Statement”) in connection with its proposed business combination (the “Business Combination” or the “Transaction”) with System1. The Proxy Statement contains information about the proposed Business Combination, including a business overview, terms of the Transaction, pro-forma financial information and risk factors related to the Transaction.

Concurrent with this Transaction, System1 will be combining with Protected.net, a leading developer of security and privacy subscription products with over 2 million paying subscribers. Upon closing, the combined company will be named System1, Inc. and is expected to be listed on the NYSE and trade under the new ticker symbol “SST.”

The Transaction is anticipated to provide System1 with approximately $175 million of cash proceeds to its balance sheet, assuming no redemptions by Trebia’s public shareholders. These proceeds will be used to fund the Company’s growth initiatives, continue to invest in the Company’s RAMP platform and for acquisitions. The Transaction includes up to $600 million of fully committed financing, comprised of a debt commitment led by BofA Securities of up to $400 million and a $200 million equity backstop from Cannae Holdings, Inc. (NYSE: CNNE) that, together with a portion of the debt commitment, will be utilized as a backstop for potential future redemptions by Trebia’s public shareholders. This backstop, combined with the potential for management to roll additional equity, will cover 100% of any potential future redemptions by Trebia’s public shareholders.

Michael Blend, Co-Founder and CEO of System1, commented, “We are excited to announce the filing of the Proxy Statement, which marks an important step towards completing our Business Combination with Trebia. We continue to anticipate completing the Transaction before year-end and we look forward to working with Trebia’s talented team to accelerate our position as the leading omnichannel customer acquisition marketing platform.”

Frank R. Martire, Jr., Co-Founder and Director of Trebia, added, “We remain excited about the combination with this innovative, diversified and highly profitable business, and working with Michael and the entire System1 team at this important point in the Company’s lifecycle. We are confident the team will continue to deliver impressive growth across a variety of industry verticals, markets and online forums in its new position as a public company.”

The boards of directors of both System1 and Trebia have approved the proposed Transaction, subject to, among other things, the approval by Trebia’s shareholders and satisfaction or waiver of the other conditions contained in the definitive documentation.

A link to the Proxy Statement, as well as other information related to the Transaction can be found on the “Investors” section of System1’s website located at https://ir.system1.com/overview/ or via Trebia’s filings with the SEC which can be found at the SEC’s website at www.sec.gov.

About System1

System1 combines best-in-class technology & data science to operate the world’s most advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com

About Trebia Acquisition Corp.

Trebia Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business entities. The company was founded by William P. Foley, II and Frank R. Martire, Jr. on February 11, 2020 and is headquartered in New York, NY. For more information, visit www.trebiaacqcorp.com

Important Information and Where to Find It

In connection with the proposed business combination (the “Business Combination”), today Trebia filed a preliminary proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to be distributed to holders of Trebia ordinary shares in connection with Trebia’s solicitation of proxies for the vote by Trebia’s shareholders in connection with the proposed business combination with S1 Holdco, LLC (“S1” and System1’s parent entity) and Protected.net Group Ltd. (“Protected”, and together with its and S1’s respective subsidiaries, collectively “System1”). Trebia also will file other documents regarding the proposed transaction with the SEC related to the proposed business combination. Trebia and System1 urge investors, shareholders and other interested persons to read the Proxy Statement (including the final Proxy Statement, when available), as well as other documents filed with the SEC in connection with the Business Combination, as these materials will contain important information about Trebia, System1 and the Business Combination. Such persons can also read (i) Trebia’s final prospectus, as amended, dated June 16, 2020 (SEC File No. 333-238824) which was filed with the SEC on June 18, 2020 (the “Trebia Prospectus”), for a description of the security holdings of Trebia’s officers and directors and their respective interests as security holders in the consummation of the proposed business combination, (ii) Trebia’s current report on Form 8-K which was filed with the SEC on June 29, 2021 for a description of the business combination agreement and certain ancillary agreements related to the Business Combination and (iii) the Proxy Statement. After the Proxy Statement has been cleared by the SEC, the definitive Proxy Statement will be mailed to Trebia’s shareholders as of a record date to be established for voting on the Business Combination and other matters related thereto. Shareholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Trebia Acquisition Corp., 41 Madison Avenue, Suite 2020, New York, NY 10010, or (646) 450-9187.

Participants in the Solicitation

Trebia and System1, and their respective directors, executive officers and other employees and members of their management may be deemed, under SEC rules, to be participants in the solicitation of proxies of Trebia’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Trebia’s directors and executive officers in (i) the Trebia Prospectus and (ii) the Proxy Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Trebia’s shareholders (including information concerning the interests of Trebia’s and System1’s participants in the solicitation, which may, in some cases, be different than those of Trebia’s and System1’s equity holders generally) in connection with the Business Combination is set forth in the Proxy Statement for the Business Combination.

No Offer or Solicitation

This document does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This document also does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding Trebia, System1 or their respective management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this document may include, for example, statements about System1’s industry and market sizes; future opportunities for System1; expectations and projections concerning the future financial and operational performance and/or results of operations of System1; and the pending Business Combination transaction between Trebia and System1, including the implied enterprise value, ownership structure and the likelihood and ability of the parties to successfully consummate the transaction.

The forward-looking statements contained in this document are based on Trebia’s and System1’s current expectations and beliefs concerning future developments, and their potential effects on Trebia or System1 taking into account information currently available.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the business combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against Trebia and/or System1 following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the shareholders of Trebia, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on System1’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to maintain the listing of Trebia’s ordinary shares on NYSE following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of System1 to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations (including those concerning data security, consumer privacy and/or information sharing); and (11) the possibility that Trebia or System1 may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Trebia’s most recent filings with the SEC, including the Proxy Statement filed in connection with the Business Combination.

Contacts:

Investors

Ashley DeSimone

ICR, Inc.

Ashley.desimone@icrinc.com

Brett Milotte

ICR, Inc.

Brett.milotte@icrinc.com

Media

Dan McDermott

ICR, Inc.

Dan.mcdermott@icrinc.com